Birner Dental Management Services, Inc. Announces Results For 2Q 2014

DENVER, Aug. 13, 2014 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the quarter and six months ended June 30, 2014. For the quarter ended June 30, 2014, revenue increased $440,000, or 2.7%, to $16.9 million. The Company's earnings before interest, taxes, depreciation, amortization, and non-cash expense associated with stock-based compensation ("Adjusted EBITDA") decreased $212,000, or 16.4%, to $1.1 million for the quarter ended June 30, 2014. Net income/(loss) for the quarter ended June 30, 2014 decreased $239,000, or 133.0%, to $(59,000) compared to $180,000 for the quarter ended June 30, 2013. Earnings/(loss) per share decreased to $(0.03) for the quarter ended June 30, 2014 compared to $0.10 for the quarter ended June 30, 2013.

For the six months ended June 30, 2014, revenue increased $642,000, or 1.9%, to $33.7 million. The Company's Adjusted EBITDA decreased $401,000, or 14.8%, to $2.3 million for the six months ended June 30, 2014. Net income/(loss) for the six months ended June 30, 2014 decreased $431,000, or 102.4%, to $(10,000) compared to $421,000 for the six months ended June 30, 2013. Earnings/(loss) per share decreased to $(0.01) for the six months ended June 30, 2014 compared to $0.23 for the six months ended June 30, 2013.

Since the beginning of the fourth quarter of 2012, the Company has opened five de novo offices: in Tucson, Arizona in the fourth quarter of 2012; in Erie, Colorado in the fourth quarter of 2012; in Loveland, Colorado in July 2013; in Monument, Colorado in December 2013; and in Fort Collins, Colorado in May 2014. The Company has leased space for four additional de novo offices: in Scottsdale, Arizona, which is anticipated to open in the third quarter of 2014; and in Albuquerque, New Mexico, Westminster, Colorado and Commerce City, Colorado, which are anticipated to open in 2015. The Company is also evaluating and negotiating leases for additional sites throughout its markets.

At the end of the second quarter of 2014, the Company made certain expense reductions to more align its cost structure with the Company's revenue growth. The Company will continue to make additional expense reductions throughout the remainder of 2014. However, none of these cost reductions will affect planned de novo developments or remodels and upgrades of the Company's networks. In line with this strategy, the Company recently completed the consolidation of two of the Denver offices to achieve greater operating efficiencies.

During the first six months of 2014, the Company had capital expenditures of approximately $3.1 million, paid approximately $817,000 in dividends to its shareholders and increased total bank debt outstanding by approximately $489,000. During the six months ended June 30, 2014, the Company completed remodels and/or relocations of three of its offices and converted four additional offices to digital radiography.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 67 dental offices, of which 37 were acquired and 30 were de novo developments. The Company currently has 119 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended June 30, 2014 on Wednesday, August 13, 2014 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-800-768-6569 and refer to Confirmation Code 8290231 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on August 13, 2014, the rebroadcast number is 1-888-203-1112 with the pass code of 8290231. This rebroadcast will be available through August 27, 2014.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding potential de novo offices and the Company's prospects and performance in future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended				Six Months Ended
	June 30,				June 30,
	2013		2014		2013		2014
REVENUE:
Dental practice revenue	$ 15,012,532		$ 15,571,178		$ 30,175,979		$ 31,043,913
Capitation revenue	1,423,760		1,305,345		2,864,617		2,639,008
	16,436,292		16,876,523		33,040,596		33,682,921

DIRECT EXPENSES:
Clinical salaries and benefits	9,693,407		9,934,075		19,405,946		19,827,441
Dental supplies	731,596		761,999		1,438,245		1,453,692
Laboratory fees	798,331		892,775		1,558,708		1,696,778
Occupancy	1,453,961		1,459,529		2,911,538		2,917,923
Advertising and marketing	215,408		239,324		578,237		469,249
Depreciation and amortization	838,363		1,026,816		1,658,244		1,994,079
General and administrative	1,056,742		1,395,000		2,267,645		2,824,904
	14,787,808		15,709,518		29,818,563		31,184,066

Contribution from dental offices	1,648,484		1,167,005		3,222,033		2,498,855

CORPORATE EXPENSES:
General and administrative	1,297,830	(1)	1,179,881	(1)	2,402,819	(2)	2,349,025	(2)
Depreciation and amortization	49,497		56,655		95,750		111,294

OPERATING INCOME/(LOSS)	301,157		(69,531)		723,464		38,536
Interest expense, net	6,798		27,584		33,513		54,778

INCOME/(LOSS) BEFORE INCOME TAXES	294,359		(97,115)		689,951		(16,242)
Income tax expense/(benefit)	114,799		(37,874)		269,081		(6,334)

NET INCOME/(LOSS)	$ 179,560		$ (59,241)		$ 420,870		$ (9,908)

Net income/(loss) per share of Common Stock - Basic	$ 0.10		$ (0.03)		$ 0.23		$ (0.01)

Net income/(loss) per share of Common Stock - Diluted	$ 0.10		$ (0.03)		$ 0.23		$ (0.01)

Cash dividends per share of Common Stock	$ 0.22		$ 0.22		$ 0.44		$ 0.44

Weighted average number of shares of Common Stock and dilutive securities:

Basic	1,851,598		1,860,089		1,849,118		1,857,288

Diluted	1,863,855		1,868,420		1,861,020		1,866,948

(1)

Corporate expense - general and administrative includes $106,573 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended June 30, 2013 and  $69,606 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended June 30, 2014.

(2)

Corporate expense - general and administrative includes $237,581 of stock-based compensation expense pursuant to ASC Topic 718 for the six months ended June 30, 2013 and  $170,035 of stock-based compensation expense pursuant to ASC Topic 718 for the six months ended June 30, 2014.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	June 30,
ASSETS	2013	2014
CURRENT ASSETS:
Cash and cash equivalents	$ 469,827	$ -
Accounts receivable, net of allowance for doubtful
accounts of approximately $420,000 and $420,000, respectively	3,250,319	3,658,127
Notes receivable	34,195	34,195
Deferred tax asset	272,523	304,239
Income tax receivable	176,935	-
Prepaid expenses and other assets	455,158	741,504

Total current assets	4,658,957	4,738,065

PROPERTY AND EQUIPMENT, net	10,126,399	11,600,958

OTHER NONCURRENT ASSETS:
Intangible assets, net	9,292,868	8,842,582
Deferred charges and other assets	165,661	165,661
Notes receivable	109,501	96,278

Total assets	$ 24,353,386	$ 25,443,544

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,548,240	$ 3,317,117
Accrued expenses	1,641,509	1,617,416
Accrued payroll and related expenses	2,192,495	2,649,003
Income taxes payable	-	501,981

Total current liabilities	6,382,244	8,085,517

LONG-TERM LIABILITIES:
Deferred tax liability, net	3,030,205	2,505,709
Long-term debt	8,091,790	8,580,578
Other long-term obligations	965,959	971,154

Total liabilities	18,470,198	20,142,958

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,852,565 and 1,860,089 shares issued and outstanding, respectively	779,758	1,025,504
Retained earnings	5,103,430	4,275,082

Total shareholders' equity	5,883,188	5,300,586

Total liabilities and shareholders' equity	$ 24,353,386	$ 25,443,544

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income/(loss) can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense/(benefit) to net income/(loss) as in the table below.

	Quarter		Six Months
	Ended June 30,		Ended June 30,
	2013	2014	2013	2014
RECONCILIATION OF ADJUSTED EBITDA:
Net income/(loss)	$179,560	$ (59,241)	$420,870	$ (9,908)
Add back:
Depreciation and amortization - Offices	838,363	1,026,816	1,658,244	1,994,079
Depreciation and amortization - Corporate	49,497	56,655	95,750	111,294
Stock-based compensation expense	106,573	69,606	237,581	170,035
Interest expense, net	6,798	27,584	33,513	54,778
Income tax expense/(benefit)	114,799	(37,874)	269,081	(6,334)

Adjusted EBITDA	$1,295,590	$1,083,546	$2,715,039	$2,313,944